Exhibit 10.5
                                                                  EXECUTION COPY



                                VOTING AGREEMENT
                                ----------------

               VOTING AGREEMENT dated as of September 28, 2001 (this "Agreement"), by and among High Speed Access Corp., a Delaware corporation (the "Company"), Charter Communications Ventures, LLC ("CC Ventures"), Vulcan Ventures Incorporated ("Vulcan") and the directors of the Company listed on the signature pages hereof (the "Director Stockholders", and, together with CC Ventures and Vulcan, the "Stockholders").

                                    RECITALS

               WHEREAS, the Company and Charter Communications Holding Company, LLC ("HoldCo") have entered into an Asset Purchase Agreement, dated as of September 28, 2001 (the "Asset Purchase Agreement") pursuant to which HoldCo or one or more of its Affiliates (as defined in the Asset Purchase Agreement) has agreed to purchase certain assets and assume certain liabilities of the Company (the "Acquisition");

               WHEREAS, each Stockholder has voting power with respect to the number of shares of common stock, par value $0.01, of the Company (the "Common Stock") and Series D Senior Convertible Preferred Stock, par value $0.01, of the Company (the "Preferred Stock", and, together with the Common Stock, the "Voting Stock") set forth opposite such Stockholder's name on Annex I hereto;

               WHEREAS, as an inducement and a condition to entering into the Asset Purchase Agreement, the Company has required that CC Ventures and Vulcan enter into this Agreement; and

               WHEREAS, as an inducement and a condition to entering into the Asset Purchase Agreement, HoldCo has required that the Company and the Director Stockholders enter into this Agreement.

               NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

               Section 1. Manner of Voting the Shares of Voting Stock. (a) Each Stockholder hereby agrees, severally and not jointly, that during the period commencing on the date hereof and continuing until this provision terminates pursuant to Section 5, at any meeting of the holders of shares of Voting Stock, however called, or in connection with any written consent of the holders of shares of Voting Stock, such Stockholder will vote (or cause to be voted) all of the shares of Voting Stock with respect to which it has voting power ("Voting Control"), whether heretofore owned or hereafter acquired, in favor of the adoption of a resolution approving the Asset Purchase Agreement, the transactions contemplated thereby and any actions required in furtherance thereof and hereof and against any Acquisition Proposal (as defined in the Asset Purchase Agreement).

               (b) No Stockholder shall enter into any agreement or understanding with any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity (each, a "Person") the effect of which would be inconsistent with or violative of the provisions of this Agreement.

               (c) In the event of a stock dividend or distribution, or any change in the Voting Stock by reason of any stock dividend, stock split, recapitalization, reclassification, combination, exchange of shares, merger or the like, the term "shares" as used in this Agreement shall be deemed to refer to and include the shares as well as all such stock dividends and distributions and any shares or other securities into which or for which any or all of the shares may be converted, changed or exchanged.

               Section 2. Representations and Warranties. Each of CC Ventures and Vulcan hereby represents and warrants to the Company, and each of the Director Stockholders hereby represents and warrants to the Company, CC Ventures and Vulcan, as follows:

               (a) Ownership of Shares. Such Stockholder has Voting Control with respect to all of the shares of Voting Stock listed opposite its name on Annex I hereto. Such Stockholder has the power to issue instructions with respect to the matters set forth in Section 1 hereof and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the shares of Voting Stock listed opposite its name on Annex I hereto with no limitations, qualifications or restrictions on such rights (subject to applicable securities laws).

               (b) Power; Binding Agreement. Such Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by it and constitutes a valid and binding agreement enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which it is settlor or trustee or any other person whose consent is required for the execution and delivery of this Agreement or the consummation by it of the transactions contemplated hereby.

               (c) No Conflicts. None of the execution and delivery of this Agreement by it, the consummation by it of the transactions contemplated hereby or compliance by it with any of the provisions hereof will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration)



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under any of the terms, conditions or provisions of any declaration of trust, note, bond, mortgage, indenture, security or pledge agreement, voting agreement, stockholders' agreement or voting trust, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which it is a party or by which it or any of its properties or assets may be bound or (ii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to it or any of its properties or assets; and which would, in either case, prevent or impair the ability of such Stockholder to perform its obligations under this Agreement.

               Section 3. Reliance. Each of CC Ventures and Vulcan understands and acknowledges that the Company is entering into the Asset Purchase Agreement in reliance upon execution and delivery of this Agreement by CC Ventures and Vulcan. Each of the Director Stockholders understands and acknowledges that each of the Company and HoldCo are entering into the Asset Purchase Agreement in reliance upon execution and delivery of this Agreement by such Director Stockholder.

               Section 4. Restriction on Transfer; Proxies; Non-Interference; Stop Transfers. Each Stockholder hereby agrees with each other Stockholder and the Company, severally and not jointly, as follows:

               (a) Such Stockholder shall not, directly or indirectly, during the period commencing on the date hereof and continuing until this provision terminates pursuant to Section 5: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or grant or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the shares of Voting Stock with respect to which it has Voting Control ("Controlled Voting Stock") or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any shares of its Controlled Voting Stock into a voting trust or enter into a voting agreement with respect to any of its shares of Controlled Voting Stock which would prevent or impair the ability of such Stockholder to perform its obligations under this Agreement; or (iii) take any action that would make any of such Stockholder's representations or warranties contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing his or its respective obligations under this Agreement; provided, however, that (A) a Director Stockholder may transfer his shares of Controlled Voting Stock to a family member, trust, family limited partnership or pursuant to a similar estate planning arrangement, (B) CC Ventures may transfer its shares of Controlled Voting Stock to HoldCo or any controlled Affiliate of CC Ventures, and (C) Vulcan may transfer its shares of Controlled Voting Stock to HoldCo or any controlled Affiliate of Vulcan; provided, further, that prior to effecting any transfer permitted pursuant to clauses (A) through (C) above, the permitted transferee must agree in writing to be bound by the terms of this Agreement as if named as a party hereunder and such written instrument must have been delivered to the Company and CC Ventures.



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               (b) Without limiting the generality of Section 4(a) above, such
Stockholder agrees and covenants to the Company that it shall not, during the period set forth in Section 4(a), request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing the shares of Controlled Voting Stock, unless such transfer is made in compliance with this Agreement.

               Section 5. Termination. Except as otherwise provided herein, the covenants and agreements contained in Sections 1 and 4 hereof shall terminate as follows: (i) if the Asset Purchase Agreement is terminated in accordance with the terms thereof, upon such termination, (ii) if the Asset Purchase Agreement is amended in a manner that would require the Company to amend and recirculate a Proxy Statement relating to the Asset Purchase Agreement and the transactions contemplated thereby, upon the effective date of such amendment, and (iii) if the Acquisition is consummated, upon the Closing (as defined in the Asset Purchase Agreement). Notwithstanding anything to the contrary herein, the termination of this Agreement shall not relieve any party of liability for a breach hereof prior to termination.

               Section 6. Stockholder Capacity. No Director Stockholder executing this Agreement makes any agreement or understanding herein in his capacity as a director or officer of the Company. Each Director Stockholder signs this Agreement solely in his capacity as a Person that has Voting Control with respect to all of the shares of Voting Stock listed opposite his name on Annex I hereto and nothing herein shall limit or affect any actions taken by a Director Stockholder in his capacity as a director or officer of the Company.

               Section 7. Further Assurances. From time to time, at any party's request and without further consideration, each Stockholder and/or the Company shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

               Section 8. Entire Agreement. This Agreement and the Asset Purchase Agreement (together with the Schedules and Exhibits thereto) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

               Section 9. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to its shares of Controlled Voting Stock and shall be binding upon any Person to which legal or beneficial ownership of such shares of Controlled Voting Stock shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, executors, guardians, administrators, trustees or successors and, in the case of CC Ventures and Vulcan, their respective successors and assigns. Notwithstanding any transfer of shares of Controlled Voting



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Stock which are the subject of this Agreement, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

               Section 10. Assignment. Except in connection with a permitted transfer under Section 4(a), this Agreement shall not be assigned by any party hereto, by operation of law or otherwise, without the prior written consent of the other parties, and any purported assignment without such consent shall be null and void. All covenants and agreements contained in this Agreement shall be binding upon and inure to the benefit of the respective successors, heirs and permitted assigns of the parties hereto.

               Section 11. Amendments; Waivers. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by each of the parties hereto.

               Section 12. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, confirmed facsimile transmission, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses: (i) if to the Company, to its address set forth in the Asset Purchase Agreement; and (ii) if to a Stockholder, to the address set forth under such Stockholder's name on Annex I hereto; or, in each case, to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

               Section 13. Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

               Section 14. Specific Performance. Each Stockholder recognizes and acknowledges that a breach by him or it of any covenants or agreements contained in this Agreement will cause the other parties to sustain damages for which they would not have an adequate remedy at law for money damages. Each Stockholder therefore agrees that in the event of any such breach the other parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which such party may be entitled, at law or in equity.

               Section 15. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be



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cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

               Section 16. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

               Section 17. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a party hereto.

               Section 18. Governing Law. This Agreement shall be governed and construed in accordance ith the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

               Section 19. Waiver of Jury Trial. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH.

               Section 20. Descriptive Headings. The descriptive headings used herein are inserted for onvenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

               Section 21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.



                            [signature pages follow]



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               IN WITNESS WHEREOF, the Company and each Stockholder have
executed and delivered this Agreement as of the date first above written.


                                    HIGH SPEED ACCESS CORP.



                                    By: /s/ Dan J. O'Brien
                                       -----------------------------------------
                                        Name:  Dan J. O'Brien
                                        Title: President and CEO


                                    CHARTER COMMUNICATIONS VENTURES, LLC



                                    By: /s/ Curtis S. Shaw
                                       -----------------------------------------
                                        Name:  Curtis S. Shaw
                                        Title: Senior Vice President,
                                               General Counsel and Secretary


                                    VULCAN VENTURES INCORPORATED



                                    By: /s/ William D. Savoy
                                       -----------------------------------------
                                        Name:  William D. Savoy
                                        Title: Vice President


                                        /s/ Irving W. Bailey, II
                                    ------------------------------------
                                    Irving W. Bailey, II

                                        /s/ Michael E. Gellert
                                    ------------------------------------
                                    Michael E. Gellert

                                        /s/ David A. Jones, Jr.
                                    ------------------------------------
                                    David A. Jones, Jr.

                                        /s/ Robert S. Saunders
                                    ------------------------------------
                                    Robert S. Saunders




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                                        /s/ Daniel J. O'Brien
                                    ------------------------------------
                                    Daniel J. O'Brien




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                                     ANNEX I


--------------------------------------------------------------------------------

                                                                    Number
Stockholders                           Class of Securities         of Shares
------------                           -------------------         ---------

Charter Communications Ventures, LLC   Common Stock                  None
12405 Powercourt Drive                 Preferred Stock              37,000
St. Louis, MO  63131
Attention: Curtis S. Shaw, Esq.

Vulcan Ventures Incorporated           Common Stock               20,222,139
505 Union Station                      Preferred Stock              38,000
505 Fifth Avenue South
Suite 900
Seattle, WA  98104
Attention: William D. Savoy

Irving W. Bailey, II                   Common Stock                1,306,000
c/o Chrysalis Ventures, LLC            Preferred Stock               None
1650 National City Tower
101 South Fifth Street
Louisville, KY  40202

Michael E. Gellert                     Common Stock                 365,026
c/o Windcrest Partners                 Preferred Stock               None
122 East 42nd Street
47th Floor
New York, NY  10168

David A. Jones, Jr.                    Common Stock                 910,927
c/o Chrysalis Ventures, LLC            Preferred Stock               None
1650 National City Tower
101 South Fifth Street
Louisville, KY  40202

Robert S. Saunders                     Common Stock                 117,604
c/o Chrysalis Ventures, LLC            Preferred Stock               None
1650 National City Tower
101 South Fifth Street
Louisville, KY  40202

Daniel J. O'Brien                      Common Stock               1,220,000
c/o High Speed Access Corp.            Preferred Stock               None
10901 W. Toller Drive
Littleton, CO  80127

--------------------------------------------------------------------------------